Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form S-1 Amendment No. 1 of our report dated October 28, 2020, relating to the balance sheet of Medtech Acquisition Corporation as of October 5, 2020, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from September 11, 2020 (inception) through October 5, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
December 9, 2020